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The President                 June 4, 1993
Amax Gold Inc.
350 Indiana Street
Golden
Colorado
USA

Dear Sir

We refer to the transactions involving Amax Gold, Inc. ("Amax") Waihi Financing Limited ("Waihi"), Amax Holdings New Zealand Limited ("AHNZ") and its subsidiaries and ACM (New Zealand) Limited contemplated in the documents entitled Share Sale Agreement and Share Subscription Agreement executed on or about the date of this letter.

In this letter expressions which have an upper case initial letter have the same meanings respectively as in the abovementioned documents.

Poseidon Gold Limited ("PGL") assures Amax that:

(a) within 6 months of the date of this letter it will ensure, subject to the co-operation of Amax in its capacity as holder of ordinary shares in the capital of Waihi, that the names of AHNZ and of its subsidiaries are changed to names which do not include the word "Amax" or a visually or phonetically similar word;

(b) if and for so long as Amax continues to hold any shares in the capital of Waihi and PGL remains able, through its subsidiaries and persons appointed to office as directors by it or any of its subsidiaries, to control the day to day affairs of AHNZ or its subsidiaries, PGL will procure that (without the consent of Amax) AHNZ and its subsidiaries do not become involved in any business activity which they are not involved in on the date of this letter other than,

        (i)  passive investment of surplus cash; and

        (ii) normal developments of an existing business activity such as proceeding from exploration activities to feasibility activities and mining and processing activities;

(c) when to do so will not be likely to put at risk the validity and enforceability of the Share Sale Agreement or the Share Subscription Agreement it will assist Amax to obtain


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        (i)   a release of the Guarantee and Indemnity Agreements given by Amax in favour of Chase Manhattan Bank Australia Limited securing obligations of AGMNZ; and

        (ii) a release of Amax from the Principals Deed by all other parties to it;

(d) within a reasonable time after request by Amax it will procure that ACM Gold Limited releases Amax from liability to ACM Gold Limited under the Principals Deed.

(e) it will not take any steps to seek the winding up, dissolution or liquidation of Waihi until after the last of the Subscription Dates

Yours faithfully

POSEIDON GOLD LIMITED

/s/Andrew Corletto
Andrew Corletto
Group Company Secretary - Corporate Counsel